STOCK PURCHASE AGREEMENT


                                 BY AND BETWEEN


                          SINCLAIR COMMUNICATIONS, INC.


                                       AND


                               THE STOCKHOLDERS OF
                         LAKELAND GROUP TELEVISION, INC.

                                            TABLE OF CONTENTS


1.  DEFINITIONS ...............................................................1

2.  SALE OF SHARES ............................................................2

3.  PURCHASE PRICE ............................................................2
         3.1 Payment ..........................................................2

4.  CLOSING ...................................................................3

5.  REPRESENTATIONS AND WARRANTIES OF SELLERS .................................3
         5.1.  Representations as to Shares, Etc. .............................3
         5.2.  Representations and Warranties as to the Company ...............4
                  a.  Organization and Good Standing ..........................4
                  b.  Capitalization ..........................................4
                  c.  No Conflicts ............................................5
                  d.  Real Property ...........................................5
                  e.  Personal Property .......................................6
                  f.  Financial Statements ....................................6
                  g.  FCC .....................................................8
                  h.  Intellectual Property ...................................9
                  i.  Employee Benefit Plans ..................................9
                  j.  Labor ..................................................11
                  k.  Insurance ..............................................12
                  l.   Material Contracts ....................................12
                  m.  Compliance with Laws ...................................13
                  n.  Litigation .............................................13
                  o.  No Brokers .............................................13
                  p.  Consents ...............................................13
                  q.  Environmental ..........................................13
                  r.  Tax Matters ............................................14
                  s.  Dividends ..............................................16
                  t.  Accounts Receivable ....................................17


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


6.  REPRESENTATIONS AND WARRANTIES OF PURCHASER ..............................17
         6.1.  Organization and Good Standing ................................17
         6.2.  Execution and Effect of Agreement .............................17
         6.3.  No Conflicts ..................................................17
         6.4.  Consents ......................................................18
         6.5.  Litigation ....................................................18
         6.6.  No Brokers ....................................................18
         6.7.  Funds Available ...............................................18
         6.8.  Purchaser Qualifications ......................................18


7.  ADDITIONAL PROVISIONS REGARDING REPRESENTATIONS AND    WARRANTIES ........19
         7.1.  Limitation; Survival ..........................................19
         7.2.  Schedules and Exhibits ........................................19
         7.3.  Non-Employee Sellers ..........................................19


8.  TAX MATTERS ..............................................................19
         8.1.  Section 338 Election ..........................................19
         8.2  Apportionment ..................................................20
         8.2  Apportionment ..................................................20
         8.3  Cooperation in Tax Matters .....................................20
         8.4  Certain Taxes ..................................................20
         8.6.  Certain Withheld Amounts ......................................20


9.  ADDITIONAL COVENANTS AND UNDERTAKINGS ....................................22
         9.1.  Further Assurances and Assistance .............................22
         9.2.  Access to Information .........................................22
         9.3.  Conduct of Business Prior to Closing ..........................22
         9.4.  H-S-R Act .....................................................25
         9.5.  FCC Application ...............................................25
         9.6.  Books and Records .............................................26
         9.7.  Contractual Obligations .......................................26
         9.8.  Control of Stations ...........................................26
         9.9.  Assumption of Brokerage Amounts ...............................27
         9.10.  Interruption of Broadcast Transmission. ......................27

10.  INDEMNIFICATION .........................................................28
         10.1.    Indemnification of Purchaser by Sellers ....................28
         10.2.    Indemnification of Sellers by Purchaser ....................29
         10.3.    Limitations and Other Provisions Regarding Indemnification
                  Obligations ................................................29
         10.4.    Notice of Claim /Defense of Action .........................30
         10.5     Tax Contests ...............................................31


11.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARTIES TO CLOSE .............32
         11.1.    Conditions Precedent to the Obligation of Purchaser ........32
         11.2.    Conditions Precedent to the Obligation of Sellers ..........34


12.  DELIVERIES AT THE CLOSING ...............................................35
         12.1.    Deliveries by Sellers ......................................35
         12.2.    Deliveries by Purchaser ....................................36


13.  EXPENSES ................................................................36


14.  TERMINATION .............................................................37
         14.1     Termination ................................................37
         14.2     Procedure and Effect of Termination ........................37


15.  NOTICES .................................................................38


16.  SELLERS' AGENT ..........................................................40
         16.1.    Sellers' Agent .............................................40


17.  MISCELLANEOUS ...........................................................41
         17.1.    Headings ...................................................41
         17.2.    Schedules and Exhibits .....................................41
         17.3.    Execution in Counterparts ..................................41
         17.4.    Entire Agreement ...........................................41
         17.5.    Governing Law ..............................................41
         17.6.    Modification ...............................................41
         17.7.    Successors and Assigns .....................................42
         17.8.    Waiver .....................................................42
         17.9.    Severability ...............................................42


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

         17.10.   Announcements ..............................................42
         17.11.   Specific Performance .......................................43
         17.12    Bulk Transfers .............................................43
         17.13    Third Party Beneficiaries ..................................43
         17.14    Interpretation .............................................43




ANNEX 1           --                Definitions

ANNEX 2           --                Sellers


EXHIBITS

A                                   -       Deposit Escrow Agreement
B                                   -       Indemnification Escrow Agreement
C                                   -       Form of Opinion
D                                   -       Form of Opinion


SCHEDULES

5.1               Encumbrances on Stock
5.2c              Conflicts Regarding Sellers or the Company
5.2d              Leases of Real Property
5.2e              Exceptions to Title to Personal Property
5.2f              Financial Statements
5.2g              FCC Licenses
5.2h              Intellectual Property
5.2i              Company Plans and Benefit Arrangements
5.2k              Insurance Policies
5.2l              Material Contracts
5.2m              Exceptions to Compliance with Laws
5.2n              Litigation Involving the Company
5.2p              Consents Required for Sellers or the Company
5.2q              Environmental Notices or Claims
5.2r(i)           Exceptions to Certain Tax Representations
5.2r(ii)          Tax Matters (Statement as to Basis, etc.)

5.2t              Exceptions Regarding Accounts Receivable
6.3               Conflicts Regarding Purchaser
6.4               Consents Required for Purchaser
6.5               Litigation Involving Purchaser
9.3c              Pre-Closing Sales, etc. of Company Property
9.3j              Pre-Closing Changes to Compensation, etc.
9.9               Engagement Letter with Dain Bosworth Incorporated
11.1(i)           Form of Statement by the Company under FIRPTA

                            STOCK PURCHASE AGREEMENT
                            ------------------------


         THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of this 14th day of November, 1997, is entered into by and among Sinclair Communications, Inc., a Maryland corporation ("Purchaser"), and each person who has executed this Agreement (each a "Seller" and collectively, "Sellers").

                                   WITNESSETH:
                                   -----------

         WHEREAS, Sellers own issued and outstanding shares of capital stock (the "Stock") of Lakeland Group Television, Inc., a Minnesota corporation (the "Company"); and

         WHEREAS, the Company is the owner of the assets and operator of KLGT-TV, Channel 23, in the Minneapolis-Saint Paul, Minnesota market (the "Station"); and

         WHEREAS, the Company holds the licenses granted by the Federal Communications Commission (the "FCC") pursuant to which the Station is permitted to operate (the "FCC Licenses"); and

         WHEREAS, each Seller desires to sell to Purchaser, and Purchaser desires to purchase from such Seller, all of the issued and outstanding shares of Stock held by such Seller.

         NOW, THEREFORE, for the purpose of consummating the above transaction and in consideration of the promises and mutual covenants herein contained, Sellers and Purchaser hereby agree as follows:


                                    SECTION 1

                                   DEFINITIONS
                                   -----------

         As used in this Agreement, capitalized terms shall have the meanings specified in the text hereof or on Annex 1 hereto (which is incorporated herein by reference), which meanings shall be applicable to both the singular and plural forms of the terms defined.

                                    SECTION 2

                                 SALE OF SHARES
                                 --------------

         At the Closing, each Seller shall sell, assign, transfer and deliver to Purchaser, and Purchaser shall purchase from each Seller, that number and class of shares of Stock as is set forth opposite the name of such Seller in Annex 2 hereto.


                                    SECTION 3

                                 PURCHASE PRICE
                                 --------------

         3.1 Payment. In consideration for the sale of the Stock, Purchaser shall pay to Sellers the aggregate amount of $50,000,000.00 (the "Purchase Price"), payable as follows:

                  (1) One Million Five Hundred Thousand Dollars ($1,500,000.00) simultaneously with the execution and delivery of this Agreement, to be held in escrow by Richfield Bank & Trust Co. as Escrow Agent pursuant to the Escrow Agreement in the form of Exhibit A hereto (the "Deposit Escrow Agreement"). At the Closing, Purchaser and Sellers shall cause such $1,500,000.00 to be released to the Sellers' Agent (as hereinafter defined) and shall cause any interest or other additional amounts in such escrow to be released to Purchaser;

                  (2) $1,000,000.00 at the Closing, to be held in Escrow (the "Indemnification Escrow") by First Union National Bank as Escrow Agent pursuant to the Indemnification Escrow Agreement in the form of Exhibit B hereto (the "Indemnification Escrow Agreement"); and

                  (3) the balance of the Purchase Price at the Closing, by wire transfer of federal or other immediately available United States funds to the accounts specified by the Sellers' Agent no less than two (2) Business Days prior to the Closing.


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


                                    SECTION 4

                                     CLOSING
                                     -------

         The closing of the transaction contemplated by this Agreement (the "Closing"), subject to fulfillment or waiver of the conditions set forth in
Section 11 hereof, shall be held at the offices of Thomas & Libowitz, P.A., Suite 1100, 100 Light Street, Baltimore, Maryland 21202, at 10:00 A.M. local time (but shall be deemed to have occurred at the close of business on the immediately preceding day), on the later to occur of (a) five Business Days after all applicable waiting periods under the H-S-R Act shall have expired or terminated, or (b) five Business Days after the Final Order, unless (i) Purchaser elects to close upon receipt of Initial Grant, in which case Purchaser shall give Sellers reasonable notice of the Closing, or (ii) the parties shall mutually agree upon a different date or location (the actual date of Closing being the "Closing Date").


                                    SECTION 5

                    REPRESENTATIONS AND WARRANTIES OF SELLERS
                    -----------------------------------------

         5.1. REPRESENTATIONS AS TO SHARES, ETC.

         a. Each  Seller  (severally  and not  jointly)  hereby  represents  and warrants to Purchaser that: (i) such Seller holds of record and owns beneficially all of the shares of the Stock set forth opposite such Seller's name in Annex 2 hereto free and clear of any lien, security interest, pledge or encumbrance other than those set forth on Schedule 5.1 hereof, all of which will be released at or before the Closing; (ii) upon transfer of the Stock set forth opposite such Seller's name in Annex 2 hereto to Purchaser at the Closing, Purchaser will have legal and equitable title to such Stock, free and clear of any lien, security interest, pledge or encumbrance (other than any created by or on behalf of Purchaser); (iii) such Seller has full power and authority to enter into this Agreement, and the consummation of the transactions contemplated hereby has been duly authorized by all necessary action on the part of such Seller, and if such Seller is an entity that such entity is duly and validly organized, existing and in good standing in the jurisdiction of its formation;
(iv) this Agreement has been duly executed and delivered by such Seller and constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity (collectively, the "Enforceability Limits"); (v) such Seller's shares of Stock are not subject to any option(s), warrant(s), voting trusts, outstanding proxies, registration rights agreement(s), or other agreements regarding voting rights (other than those reflected in Schedule 5.1 and that contemplated by Section 16 hereof); and
(vi) neither the execution and delivery of this Agreement by such Seller nor the consummation of the transactions contemplated hereby by such Seller will (a) violate any of the provisions of any governing documents of such Seller if it is an entity, (b) violate any provision of applicable law, rule or regulation, which violation would prevent or interfere with such Seller's ability to perform its obligations hereunder, or (c) conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by the terms of any judgment, court order or consent decree, or any agreement, indenture, mortgage or instrument to which such Seller is a party or to which its property is subject, or constitute a default thereunder, where such conflict, breach, right of termination, acceleration or default would prevent or materially interfere with such Seller's ability to perform hereunder.

         b. Neither Seller nor anyone acting on behalf of such Seller, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the sale of the Stock and the transactions contemplated by this Agreement other than the Company's engagement of Dain Bosworth Incorporated.

         5.2. REPRESENTATIONS AND WARRANTIES AS TO THE COMPANY.

         Sellers, jointly and severally, hereby represent and warrant to Purchaser as to the Company as follows:

         a. ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of Minnesota and has full corporate power and authority to carry on its business as it is now being conducted and to own and use the assets owned and used by it. The Company is not required to be qualified as a foreign corporation in any other jurisdiction. The Company does not own any direct or indirect subsidiaries.

         b. CAPITALIZATION. The authorized capital stock of the Company consists of a single class of common stock having a par value of $.01 per share, of which 10,000,000 shares are authorized. The issued and outstanding shares thereof are as described on Annex 2. All the outstanding shares of the Stock have been validly issued and are fully paid and nonassessable and are held of record by the respective Sellers as set forth on Annex 2 hereto. Except as described on Annex 2, (i) no shares of capital stock of the Company are held in treasury,
(ii) there are no other issued or outstanding  equity securities of the Company,
(iii) there are no outstanding stock appreciation rights, phantom stock rights, profit participation rights, or other similar rights with respect to shares;
(iv) there are no other issued or outstanding securities of the Company convertible or exchangeable at any time into equity securities of the Company; and (v) the Company is not subject to any commitment or obligation that would require the issuance or sale of additional shares of capital stock of the Company at any time under options, subscriptions, warrants, rights or any other obligations. The Company does not have any equity interest in any corporation, partnership, joint venture or other entity.

         c. NO CONFLICTS. Except as described on Schedule 5.2c, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any provision of the articles of incorporation or by-laws of the Company, (ii) violate any provision of applicable law, rule and regulation, which violation would prevent or interfere with Sellers' ability to perform hereunder or have a Material Adverse Effect, or
(iii) conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by the terms of any judgment, court order or consent decree, or any agreement, indenture, mortgage or instrument to which the Company is a party or to which its property is subject, or constitute a default thereunder, where such conflict, breach, right of termination, acceleration or default would prevent or materially interfere with Sellers' ability to perform hereunder or have a Material Adverse Effect.

         d. REAL PROPERTY. The Company owns no real estate. All leaseholds and other interests in Real Property and all buildings, structures, towers and improvements thereon used in the business and operations of the Station are listed on Schedule 5.2d to this Agreement.

The Sellers have delivered to the Purchaser correct and complete copies of the leases and subleases listed in Schedule 5.2d. With respect to each lease and sublease listed in Schedule 5.2.d (except as disclosed in such Schedule 5.2d):

                     (i) the  lease  or  sublease  is  legal,  valid,   binding,
enforceable (subject to the Enforceability Limits), and in full force and effect in all material respects;

                     (ii)no party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                     (iii) no party to the lease or sublease has repudiated any material provision thereof;

                     (iv) there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                     (v) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

                      (vi) all facilities leased or subleased thereunder have received all material approvals of governmental authorities (including material licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects .

         e. PERSONAL PROPERTY. Except as set forth on Schedule 5.2e hereto or on the Financial Statements, the Company has good and marketable (to the extent applicable under Minnesota law) title to all of its material items of tangible personal property and assets used or useful by the Company located on its premises or shown on the Financial Statement, and the Company owns such assets free and clear of all liens, security interests and encumbrances. The tangible personal property of the Company has been maintained in accordance with normal industry practice and is in good condition and repair (subject to normal wear and tear) and is adequate for its present use by the Company.

         f. FINANCIAL STATEMENTS. Schedule 5.2f includes copies of the Financial Statements. The Financial Statements have been prepared in accordance with GAAP, consistently applied with prior periods (except that the balance sheet of July 31, 1997, is not a year-end statement and is subject to year-end adjustments and the Financial Statements do not include the notes required by GAAP). The Financial Statements present fairly the financial position of the Company as at and for the periods indicated therein. Except as set forth on Schedule 5.2.f hereto, since July 31, 1997, there has not been any material adverse change in the business, financial condition, operations, or results of operations of the Company taken as a whole. Without limiting the generality of the foregoing, since that date:

                     (i) the Company has not sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the ordinary course of business;

                     (ii) the Company  has  not   entered   into  any   material
agreement, contract, lease, or license outside the ordinary course of business;

                     (iii) the Company has not accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which the Company is a party or by which the Company is bound;

                     (iv) the Company has not imposed any security interest upon any of its assets, tangible or intangible;

                     (v) the   Company  has  not  made  any   material   capital
expenditures outside the ordinary course of business;

                     (vi) the   Company  has  not  made  any   material  capital
investment in, or any material loan to, any other Person outside the ordinary course of business;

                     (vii) the Company has not created, incurred, assumed, or guaranteed more than $25,000.00 in aggregate indebtedness for borrowed money and capitalized lease obligations;

                     (viii)  the   Company   has  not  granted  any  license  or
sublicense of any material rights under or with respect to any Intellectual Property;

                     (ix) there has been no change made or authorized in the articles or bylaws of the Company;

                     (x) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                     (xi) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                     (xii) the Company has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

                     (xiii) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the ordinary course of business;

                     (xiv) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                     (xv) the Company has not granted any increase in the base compensation of any of its directors, officers, and employees outside the ordinary course of business;

                     (xvi) the Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit
Plan);

                     (xvii) the Company has not made any other material change in employment terms for any of its directors, officers, and employees outside the ordinary course of business;

                     (xviii) the Company has not made or changed any material Tax election or taken any other action with respect to Taxes not in the ordinary course of business and consistent with past practices; and

                     (xix) the Company has not committed to do any of the foregoing.

         g. FCC. The Company and the Station are operated in material compliance with the terms of the FCC Licenses, the Communications Act of 1934, as amended, and applicable rules, regulations and policies of the FCC ("FCC Rules and Regulations"). All FCC Licenses, a true and complete list of which is set forth on Schedule 5.2g, and true and complete copies of each of which have been delivered to Purchaser, are valid and in full force and effect. Except as set forth on Schedule 5.2g, no application, action or proceeding is pending for the renewal or modification of any of the FCC Licenses and, to the Company's Knowledge, there is not now before the FCC any investigation or complaint against the Company or relating to the Station, the unfavorable resolution of which would impair the qualifications of the Company to hold any FCC Licenses. Except as set forth on Schedule 5.2g, there is no proceeding pending before the FCC, and the Company has received no notice of violation from the FCC with respect to the Station. Except as set forth on Schedule 5.2g, the Company has received no order or notice of violation issued by any governmental entity which permits revocation, adverse modification or termination of any FCC License. Except as set forth on Schedule 5.2g, none of the FCC Licenses or other licenses is subject to any restriction or condition which requires any material change in the operation of the Station as currently operated. The FCC Licenses listed in Schedule 5.2g are currently in effect and, except as disclosed on the Schedules, are not subject to any liens, or other encumbrances. No license renewal applications are pending with respect to any of the FCC Licenses, but the Company must file an application for renewal of the FCC Licenses on or before December 1, 1997. As of the date hereof, the Company has received no notice or other information to the effect that the FCC would not renew the FCC Licenses in the ordinary course for a full license term without any adverse conditions, upon the timely filing of appropriate applications and payment of the required filing fee. As of the date hereof, the Company has received no notice or other information to the effect that the FCC would not grant the FCC Application in the ordinary course without any adverse conditions. All documents required by 47 C.F.R. Section 73.3526 to be kept in the Station's public inspection files are in such file, other than documents, the absence of which either individually or in the aggregate would not have a material adverse effect on the renewal of the FCC Licenses or the Company's ability to consummate the transactions contemplated by this Agreement, and such file will be maintained in proper order and complete up to and through the Closing Date, except for any such immaterial documents.

         h. INTELLECTUAL PROPERTY. Set forth on Schedule 5.2h is a complete list of all Intellectual Property owned by or licensed to the Company on the date hereof and, except as otherwise set forth on Schedule 5.2h hereto, the Company owns such Intellectual Property free and clear of any royalty, lien, encumbrance or charge and does not interfere with the rights of others. Except as set forth on Schedule 5.2h, the Company has not received any written notice or written claim that any such Intellectual Property is not valid or enforceable, or of any infringement upon or conflict with any patent, trademark, service mark, copyright or trade name of any third party by the Company. Except as set forth on Schedule 5.2h, the Company has not given any notice of infringement to any third party with respect to any of the Intellectual Property and to the Company's Knowledge no such infringement exists.

         i. EMPLOYEE BENEFIT PLANS. With respect, as applicable, to Benefit Plans and Benefit Arrangements:

                     (i) Schedule 5.2i completely and accurately lists all Company Plans and Company Benefit Arrangements and specifically identifies any that are Qualified Plans. Neither the Company nor any ERISA Affiliate has maintained or contributed to any Qualified Plans since October 18, 1991, other than the IDS Financial Services Inc. Defined Contribution Prototype Plan (the "401(k) Plan"). The 401(k) Plan is qualified in form and operation under Code
Section 401(a) and has a currently applicable determination letter from the Internal Revenue Service, and its trust is exempt under Code Section 501, and nothing has occurred with respect to the 401(k) Plan or such trust that could cause the loss of such qualification or exemption or the imposition of any material liability, lien, penalty, or tax under ERISA or the Code, other than the obligation to make contributions in accordance with the 401(k) Plan.

                     (ii) Each Company Plan and each Company Benefit Arrangement has been maintained in accordance with its constituent documents and with all applicable provisions of the Code, ERISA and other domestic and foreign laws, including federal, state, and foreign securities laws and all laws respecting reporting and disclosure, in each case in all material respects. No Company Plan holds employer securities.

                     (iii) The Company neither has nor has ever had any ERISA Affiliates. The Company has never sponsored, maintained, or had any liability (direct or indirect, actual or contingent) with respect to any Benefit Plan subject to Title IV of ERISA, nor has the Company ever made or been obligated to make or reimbursed or been obligated to reimburse another employer for, contributions to any multi-employer plan (as defined in ERISA, Section 3(37)). The Company has no liability (whether actual, contingent or otherwise) with respect to any Benefit Plan or Benefit Arrangement that is not a Company Benefit Plan or Arrangement.

                     (iv) No claims or lawsuits (other than routine benefit claims) have been asserted, instituted or, to the knowledge of the Company, threatened by, against, or relating to any Company Plan or Company Benefit Arrangement, and the Company does not have knowledge of any fact that could form the basis for any material liability of the Company in the event of any such claim or lawsuit. The Company has not received any notice that the Company Plans and Company Benefit Arrangements are presently under audit or examination (and has not received notice of a potential audit or examination by any governmental authority, or of any matters pending with respect to the 401(k) Plan under any governmental compliance programs).

                     (v) No Company Plan or Company Benefit Arrangement contains any provision or is subject to any law that would give rise to any vesting of benefits, severance, termination, or other payments or liabilities as a result of the transactions this Agreement contemplates, and, except as disclosed herein or in the Schedule 5.2i, the Company has not declared or paid any bonus or other incentive compensation or established any severance plan, program, or arrangement in contemplation of the transactions contemplated by this Agreement.

                     (vi) With respect to each Company Plan, there have been no violations of

Code Section 4975 or ERISA Sections 404 or 406 as to which successful claims would result in any material liability for the Company or any Person required to be indemnified by it.

                     (vii) The Company has made all required contributions to the Company Plan as of the last day of each plan's most recent fiscal year, all benefits accrued under any unfunded Company Plan or Company Benefit Arrangement will have been paid, accrued, or otherwise adequately reserved in accordance with generally accepted accounting principles as of July 31, 1997; and all monies withheld from employee paychecks with respect to Company Plans have been transferred to the appropriate plan within the timing required by governmental regulations.

                     (viii) The Company has complied in all material respects with the health continuation rules of Code Sections 4980B (and its predecessor) and with Code Section 5000. No employee or former employee of the Company nor dependent of any such employee or former employee is, by reason of such employee's or former employee's employment, entitled to receive any benefits subject to reporting under Statement of Financial Accounting Standards No. 106, other than as required by Code Section 4980B or other applicable law.

                     (ix) There are no contracts, agreements, plans or arrangements covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount (or portion thereof) that, under Code Sections 280G, 404 or 162(m) would not be deductible when paid.

         j. LABOR. With respect to employees of the Company:

                     (i) The Company is and has been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice.

                     (ii) The employees of the Company are not and have never been represented by any labor union in connection with employment by the Company, and no collective bargaining agreement is binding and in force against, or currently being negotiated by, the Company. To the Company's knowledge, no labor representation organization effort currently exists nor has there been any such activity within the past three years.

                     (iii) All Persons classified by the Company as independent contractors do satisfy and have satisfied the requirements of law to be so classified, and the Company has fully and accurately reported the Company's payments to them on IRS Forms 1099 when required to do so.

                     (iv) Since December 31, 1996, no employee of the Company, or group of employees, the loss of whom would have significant adverse effect on the business of the Company, has notified the Company of his or their intent to
(A) terminate his or their relationship with the Company, or (B) make any demand for material payments or modifications of his or their arrangements with the Company.

                     (v) The Company has received no notice of any charge or compliance proceeding actually pending or threatened against the Company before the Equal Employment Opportunity Commission or any state, local, or foreign agency responsible for the prevention of unlawful employment practices.

         k. INSURANCE. Schedule 5.2k hereto contains a list of all insurance policies concerning the Business, other than employee-benefit related insurance policies. All such policies are in full force and effect, there are no existing breaches or defaults by the Company with respect to such policies, and no notice of cancellation or termination has been received by the Company.

         l. MATERIAL CONTRACTS. Schedule 5.2l hereto contains a list of all the Material Contracts and true copies of such agreements have been furnished to Purchaser or have been made available to Purchaser. All Material Contracts listed on Schedule 5.2l are legal, valid and binding obligations of the Company enforceable in accordance with their terms (subject to the Enforceability Limits) and in full force and effect. There exists no default by the Company or event which, with notice or lapse of time, or both, would constitute a default by the Company (or, to its knowledge) any other party to any such Material Contract or which would permit termination, modification or acceleration. Except as disclosed in Schedule 5.21, the Company has not received notice (or other knowledge) that any party to any Material Contract intends to cancel or terminate any such agreement or to exercise or not to exercise any option to renew thereunder.

         m. COMPLIANCE WITH LAWS. Except as set forth on Schedule 5.2m, the Company is in compliance in all material respects with all applicable Federal, state and local laws, rules and regulations, and the Company has received no notice of any action threatened or pending alleging noncompliance therewith.

         n. LITIGATION. Except as set forth on Schedule 5.2n hereto, there is no suit, claim, action, proceeding or arbitration which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby pending or, to the Company's Knowledge, threatened against (i) any of Sellers, or (ii) the Company. The Company has received no citation, order, judgment, writ, injunction, or decree of any court, government, or governmental or administrative agency against or affecting the Business or the Company, except as disclosed on
Schedule 5.2n, and except for such FCC orders and other governmental orders, decrees and other actions which apply to the broadcasting industry generally.

         o. NO BROKERS. The Company has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the sale of the Stock and the transactions contemplated by this Agreement, other than the Company's engagement of Dain Bosworth Incorporated.

         p. CONSENTS. Except (i) as set forth on Schedule 5.2p hereto, (ii) for filings pursuant to the H-S-R Act, or (iii) for the application requesting the approval and consent of the FCC to the transaction contemplated by this Agreement (the "FCC Application"), no filing, consent, approval or authorization of any governmental authority or of any third party on the part of any Seller or the Company is required in connection with the execution and delivery of this Agreement by Sellers or the consummation by Sellers of any of the transactions contemplated hereby (including any consents required under any Company contract as a result of the change in control contemplated hereby).

         q. ENVIRONMENTAL. Except as set forth on Schedule 5.2q hereto:

                     (i)  The  Company  has not  received  any  notice  or claim alleging that the operations of the Company at or from any Real Property do not comply in all material respects with applicable Environmental Laws, or alleging that the Company has engaged in or permitted any operations or activities upon any of the Real Property for the purpose of or involving the treatment, storage, use, generation, release, discharge, emission, or disposal of any Hazardous Substances at the Real Property, except in substantial compliance with applicable Environmental Laws.

                     (ii) The Company has not received any notice or claim alleging that the Real Property is listed or, to the Company's Knowledge, proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 et seq., or any similar inventory, register or identification of sites requiring investigation or remediation maintained by any state or other governmental authority. The Company has not received any notice from any governmental entity or third party of any actual or threatened Environmental Liabilities with respect to the Real Property or the conduct of the Business.

                     (iii) The Company has not received any notice or claim alleging that there are conditions existing at the Real Property that require, or which with the giving of notice or the passage of time or both would likely require remedial or corrective action, removal or closure pursuant to the Environmental Laws.

                     (iv) The Company has not received any notice or claim alleging that the Company does not have all the material permits, authorizations, licenses, consents and approvals necessary for the current conduct of the Business and for the operations on, in or at the Real Property which are required under applicable Environmental Laws, or is not in substantial compliance with the terms and conditions of all such permits, authorizations, licenses, consents and approvals

                     (v) The Company has not received any notice or claim alleging that there are Hazardous Substances present on or in the Real Property or at any geologically or hydrologically adjoining property, including any Hazardous Substances contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether movable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Real Property or such adjoining property, or incorporated into any structure therein or thereon. The Company has not received any notice or claim alleging that the Company (or any other Person for whose conduct it is or may be held responsible) has permitted or conducted, or was aware of, any Hazardous Substances, or any illegal activity conducted with respect to the Real Property or any other properties or assets (whether real, personal, or mixed) the Company has or had an interest.

         r. TAX MATTERS.

                  (i)    Except as set forth on Schedule 5.2r(i) hereto:

                           (A) All Tax  Returns  required  to be  filed  by  the
Company have been filed when due in a timely fashion and all such Tax Returns are true, correct and complete in all material respects.

                           (B) The  Company  has paid in full on a timely  basis
all Taxes owed by it that were payable on or prior to the date hereof, whether or not shown on any Tax Return.

                           (C) The amount of the Company's  liability for unpaid
Taxes did not, as of July 31, 1997, exceed the amount of the current liability accruals for such Taxes (excluding reserves for deferred Taxes) reflected on the Financial Statements.

                           (D) The  Company  has  withheld  and paid over to the
proper governmental authorities all Taxes required to have been withheld and paid over (and complied in all material respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto) in connection with amounts paid to any employee, independent contractor, creditor or other third party.

                           (E) The  Company  has  received  no notice of any Tax
Proceeding currently pending with respect to the Company and the Company has not received notice from any Tax Authority that it intends to commence a Tax Proceeding.

                           (F) No  waiver or  extension  by the  Company  of any
statute of limitations is currently in effect with respect to the assessment, collection or payment of Taxes of the Company or for which the Company is liable.

                           (G) The Company has not  requested  any  extension of
the time within which to file any Tax Return of the Company that is currently in effect.

                           (H) There are no liens on the  assets of the  Company
relating or attributable to
Taxes (except liens for Taxes not yet due).

                           (I) The  Company  is not and has not been at any time
during the preceding five years a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                           (J) The Company has not entered into an  agreement or
consent made under Section 341(f) of the Code affecting the Company.

                           (K) The Company has not agreed to, nor is it required
to, make any adjustments under Section 481(a) of the Code as a result of a change in accounting methods.

                           (L) The Company is not and has not at any time been a
party to a tax sharing, tax indemnity or tax allocation agreement, and the Company has not assumed the Tax liability of any other entity or person under contract.

                           (M) The Company is not and has not at any time been a
member of an affiliated group filing a consolidated federal income tax return and does not have any liability for the Taxes of another entity or person under
Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, or otherwise.

                           (N) The Company is not a party to any joint  venture,
partnership or other arrangement that is treated as a partnership for U.S. federal income tax purposes.

                           (O) None of the Company's  assets are treated as "tax
exempt use property" within the meaning of Section 168(h) of the Code.

                  (ii) Sellers have furnished or otherwise made available to Purchaser correct and complete copies of (A) all income, franchise and other material Tax Returns filed by the Company since January 1, 1994; and (B) all examination reports, statements of deficiencies and closing agreements received by the Company with respect to the Company relating to Taxes.

                  (iii) Schedule 5.2r(iii) contains complete and accurate statements of (A) the Company's basis in its assets, (B) the amount of any net operating loss, net capital loss and any other Tax carryovers of the Company (including losses and other carryovers subject to any limitations), and (C) material Tax elections made by or with respect to the Company. Except as stated in Schedule 5.2r(iii), the Company has no net operating losses or other Tax attributes presently subject to limitation under Code Sections 382, 383 or 384, or the federal consolidated return regulations.

         s. DIVIDENDS. Since December 31, 1996, no dividends have been declared, paid, issued or otherwise approved by the Board of Directors of the Company in respect of the Stock.

         t. ACCOUNTS RECEIVABLE. All accounts receivable of the Company that are reflected on the Financial Statements or on the accounting records of the Company as of the date hereof (collectively, the "Accounts Receivable") represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Except as stated in
Schedule 5.2t, the Accounts Receivable are current and collectable, net of the reserves shown on the Financial Statements (which reserves are adequate and calculated consistent with past practice) or on the accounting records of the Company. There is no contest, claim, or right of setoff, other than returns in the ordinary course of business, under any contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. The Company's financial records include a complete and accurate list of all Accounts Receivable.


                                    SECTION 6

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

         Purchaser hereby represents and warrants to Sellers that:

         6.1. ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland. Purchaser has full corporate power and authority to carry on its business as it is now being conducted. Purchaser is qualified (or Purchaser or its permitted assignee will be qualified as of the Closing Date) as a foreign corporation in the State of Minnesota.

         6.2. EXECUTION AND EFFECT OF AGREEMENT. Purchaser has full corporate power and authority to enter into this Agreement. The consummation of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity).

         6.3.     NO CONFLICTS.

         Except as described on Schedule 6.3 hereof, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate any of the provisions of the articles of incorporation or by-laws of Purchaser, (b) violate any provision of applicable law, rule or regulation, which violation would prevent or interfere with Purchaser's ability to perform hereunder, or (c) conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by the terms of any judgment, court order or consent decree, or any agreement, indenture, mortgage or instrument to which Purchaser is a party or to which its property is subject, or constitute a default thereunder, except where such conflict, breach, right of termination, acceleration or default would not have a material adverse effect on the business or financial condition of Purchaser or prevent or materially interfere with Purchaser's ability to perform hereunder.

         6.4. CONSENTS. Except (i) as set forth on Schedule 6.4 hereto, (ii) for filings pursuant to the H-S-R Act, or (iii) for the FCC Application, no filing, consent, approval or authorization of any governmental authority or of any third party on the part of Purchaser is required in connection with the execution and delivery of this Agreement by Purchaser or the consummation of any of the transactions contemplated hereby.

         6.5. LITIGATION. Except as set forth on Schedule 6.5 hereto, there is no suit, claim, action, proceeding or arbitration pending or, to Purchaser's Knowledge, threatened against Purchaser which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby.

         6.6. NO BROKERS. Except for Kepper, Tupper & Company (whose fees and expenses will be paid in full by Purchaser), neither Purchaser nor anyone acting on its behalf has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the purchase of the Stock and the transactions contemplated by this Agreement.

         6.7. FUNDS AVAILABLE. Purchaser currently has (and on the Closing Date will have) sufficient funds to pay the Purchase Price, in full and in accordance with this Agreement, and Purchaser's obligations to purchase the Stock are not subject to any condition or contingency involving financing, availability of funds, or any similar matter.

         6.8. PURCHASER QUALIFICATIONS. Purchaser is legally, financially and otherwise qualified to be the licensee of, acquire, own and operate the Station under the Communications Act, and the rules, regulations and policies of the FCC. Purchaser knows of no fact that would, under existing law and the existing rules, regulations, policies and procedures of the FCC (a) disqualify Purchaser as a transferee of the FCC Licenses or as the owner and operator of the Station, or (b) cause the FCC to fail to approve in a timely fashion the FCC Application for any reason attributable to Purchaser. No waiver of any FCC rule or policy is necessary to be obtained for the grant of the FCC Application for the transfer of control over the FCC Licenses to Purchaser, nor will processing pursuant to any exception to a rule of general applicability be requested or required in connection with the consummation of the transactions contemplated hereby.


                                   SECTION 7

         ADDITIONAL PROVISIONS REGARDING REPRESENTATIONS AND WARRANTIES
         --------------------------------------------------------------

         7.1. LIMITATION; SURVIVAL. The representations and warranties herein and the obligations of the parties shall survive the Closing Date for a period of one year, except to the extent any claims for indemnification in respect of a breach of any such representation or warranty is made on or before such date, in which case such representation or warranty shall survive until the resolution of such claim.

         7.2. SCHEDULES AND EXHIBITS. Disclosure of any fact or item in this Agreement or in any Schedule, Annex or Exhibit hereto shall be deemed to have been disclosed in all other Schedules or Exhibits requiring such disclosure and for purposes of all other representations and warranties made herein.

         7.3. NON-EMPLOYEE SELLERS. In the case of each Seller who is not an officer, director or employee of the Company, the parties acknowledge that (a) such Seller does not have direct access to the books, records, employees and assets of the Company; (b) such Seller does not have personal knowledge of the matters discussed in the representations and warranties set forth in Section 5.2; (c) such Seller has not made any independent investigation or inquiry regarding such matters; and (d) such Seller is relying principally on the representations and warranties made by those Sellers who are officers or employees of the Company.


                                    SECTION 8

                                   TAX MATTERS
                                   -----------

         8.1. SECTION 338 ELECTION. In the event that Purchaser makes an election under Section 338 of the Code (or any comparable provision of state, local or foreign law) with respect to the purchase of the stock in the Company as provided herein, Purchaser shall be responsible for and shall pay all Taxes resulting from such election.

         8.2 APPORTIONMENT. For purposes of apportioning any Tax to a portion of any Taxable Period, the determination shall be made assuming that there was a closing of the books as of the close of business on the last day of such portion, except that real, personal and intangible property Taxes shall be apportioned ratably on a daily basis between the portions of the Taxable Period in question.

         8.3 Sellers and Purchaser shall (a) cooperate fully, as reasonably requested, in connection with the preparation and filing of all Tax Returns prepared and filed pursuant to Section 8.2; (b) make available to the other, as reasonably requested, all information, records or documents with respect to Tax matters pertinent to the Company for all Taxable Periods or portions thereof ending on or before the Closing Date; and (c) preserve information, records or documents relating to Tax matters pertinent to the Company that is in their possession or under their control until the expiration of any applicable statute of limitations.

         8.4 Sellers shall timely pay all transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees arising from or relating to the sale of Stock under this Agreement, and Sellers shall at their own expense file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees. If required by applicable law, Purchaser will join in the execution of any such Tax Returns and other documentation.

         8.5. CERTAIN WITHHELD AMOUNTS.

              (a) Sellers and Purchaser acknowledge and agree that:

                  (i) Annex 2 refers to certain options to purchase shares of Stock ("Options" and each an "Option");

                  (ii) immediately prior to Closing, some Options may remain outstanding (each an "Unexercised Option");

                  (iii) Sellers shall cause each Unexercised Option to be canceled without cost to the Company or Purchaser at or before the time of Closing;

                  (iv) Sellers may cause part of the Purchase Price to be paid to the holder of each Unexercised Option;

                  (v) Sellers may cause part of the Purchase Price to be paid to the holder of certain shares of Stock listed on Annex 2 that were issued by the Company as compensation for services previously rendered by such holder to the Company (each a "Compensatory Share"); and

                  (vi) certain amounts so paid with respect to an Unexercised Option or a Compensatory Share may be taxable income and subject to Tax reporting, or withholding of Tax, or both.

              (b) For each holder of any Unexercised Option or Compensatory Share, Sellers shall

                  (i) determine the amount of such taxable income (if any) and the amount of Tax (if any) required to be withheld;

                  (ii) withhold such amount (the "Withheld Amount") from the amount otherwise payable to such holder;

                  (iii) provide to the Company a statement that (A) identifies such holder, (B) specifies such Withheld Amount, and (C) states the amount of taxable income to be reported for such holder on Form W-2 or Form 1099 (as the case may be) and the Withheld Amount (if any);

                  (iv) at or before the time of Closing, provide to the Purchaser an opinion of counsel or certified public accountants reasonably satisfactory to Purchaser to the effect that the amount of taxable income and Tax required to be withheld with respect to each holder of any Unexercised Option or Compensatory Share, as set forth in Seller's statement, are correct; and

                  (v) pay to the Company the Withheld Amount (if any).

              (c) For each such holder, upon the Company's receipt of such statement and such Withheld Amount (if any), Purchaser shall cause the Company to

                  (i) report on Form W-2 or Form 1099 (as the case may be) each amount specified on such statement, in accordance with such statement; and

                  (ii) pay the Withheld Amount to the Internal Revenue Service and the Minnesota Department of Revenue, in each case in the respective amount specified on such statement (or, in the case of any holder who is not a resident of Minnesota, to such alternate state Tax authority (if any) as may be specified in such statement).


                                    SECTION 9

                      ADDITIONAL COVENANTS AND UNDERTAKINGS
                      -------------------------------------

         9.1. FURTHER ASSURANCES AND ASSISTANCE. Purchaser and Sellers agree that each will execute and deliver to the other any and all documents, in addition to those expressly provided for herein, that may be necessary or appropriate to implement the provisions of this Agreement, whether before, at or after the Closing. The parties agree to cooperate with each other to any extent reasonably required in order to accomplish fully the transactions herein contemplated.

         9.2. ACCESS TO INFORMATION. Sellers, from and after the date of this Agreement and until the Closing Date, shall cause the Company to (a) give Purchaser and Purchaser's employees and counsel full and complete access upon reasonable notice during normal business hours, to all officers, employees, offices, properties, agreements, records and affairs of the Company or otherwise relating to the Business, (b) provide Purchaser with all financial statements of the Company, which shall be prepared and delivered to Purchaser each month between the date hereof and the Closing Date, and (c) provide copies of such information concerning the Company and the Business as Purchaser may reasonably request; provided, however, that the foregoing shall not permit Purchaser or any agent thereof to (i) disrupt the Business, or (ii) contact any employee of the Company without providing reasonable prior notice to Sellers and allowing a representative of Sellers to be present. The Company and Sellers will use their commercially reasonable efforts to obtain the consent of its auditors to permit inclusion of the Financial Statements in applicable securities filings of Sinclair Broadcast Group, Inc. ("SBGI"). If Purchaser requests, it shall have the immediate right, without causing unreasonable disruption to the Business, to have the access provided for in the first sentence hereof to conduct an audit of the Station's financial information, and, subject to the foregoing, the Company and Sellers shall cooperate with Purchaser's reasonable requests in connection with such audit, including, without limitation, giving all reasonable consents thereto as long as any expenses thereof are borne by Purchaser.

         9.3. CONDUCT OF BUSINESS PRIOR TO CLOSING. Except as contemplated by this Agreement, from and after the date hereof, Sellers shall use their best efforts to cause the

Company to conduct such Business in the ordinary course. Except as contemplated by this Agreement or as consented to by Purchaser (which consent shall not unreasonably be withheld), from and after the date hereof, Sellers shall act, and shall cause the Company to act, as follows:

               (a) The Company will not adopt any material change in any method of accounting or accounting practice, except as contemplated or required by GAAP;

               (b) The Company will not amend its charter or by-laws;

               (c) Except (i) for the disposition of obsolete equipment in the ordinary course of business, or (ii) as set forth on Schedule 9.3(c) hereto, the Company will not sell, mortgage, pledge or otherwise dispose of any material assets or properties owned, leased or used in the operation of the Business;

               (d) The Company will not merge or consolidate with, or agree to merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, or otherwise acquire, any other business entity;

               (e) The Company will not authorize for issuance, issue or sell any additional shares of its capital stock except as required by the exercise of options outstanding on the date hereof as described in Annex 2 or any securities or obligations convertible or exchangeable into shares of its capital stock or issue or grant any option, warrant or other right to purchase any shares of its capital stock;

               (f) The Company will not incur, or agree to incur, any debt for borrowed money other than draws under the Company's existing revolving credit agreement;

               (g) The Company will not change its historic practices concerning the payment of accounts payable;

               (h) The Company will not declare, issue, or otherwise approve the payment of dividends of any kind in respect of the Stock or redeem, purchase or acquire any of its capital stock;

               (i) The Company shall maintain the existing insurance policies on the assets of the Station or other policies providing substantially similar coverages;

               (j) Except as stated in Schedule 9.3(j) and except as otherwise agreed to by Purchaser, the Company will not permit any increases in the compensation of any of the employees of the Station except as required by law or existing contract or agreement or enter into or amend any Company Plan or Company Benefit Arrangement;

               (k) The Company shall not enter into or renew any contract or commitment relating to the Station or the assets of the Station, or incur any obligation that will be binding on Purchaser after Closing, except in the ordinary course of business; provided that (i) except for time sales contracts for cash at prevailing rates for a term not exceeding twelve (12) months, Sellers shall not enter into time sales agreement that will be binding on Purchaser after Closing; and (ii) the Company shall not enter into, modify, amend, renew, or change any contract with respect to programming for the Station for any period after the Closing Date (each a Programming Action) without the prior approval of Purchaser which approval shall not be unreasonably withheld or delayed. For purposes of clause (ii) above, Sellers acknowledge that it shall not be unreasonable for Purchaser to withhold its consent to approve of any Programming Action where Purchaser, acting in good faith, has advised the Company in writing that Purchaser has reason to conclude that it can acquire such programming on better terms. Purchaser acknowledges that any failure of the Company or Sellers to take any Programming Action as a result of Purchaser's withholding consent shall not be a breach of any provision of this Agreement by Sellers and shall not be a failure to satisfy any condition to be satisfied by the Company or Sellers hereunder;

               (l) The Company shall not enter into any transactions with any Affiliate of the Company or any Seller that will be binding upon Purchaser, or the Station following the Closing Date;

               (m) The Company shall use all commercially reasonable efforts to maintain the assets of the Station or replacements thereof in good operating condition and adequate repair;

               (n) The Company shall, in connection with the operation of the Station, make expenditures materially consistent with the estimates of expenses set forth in the Company's operating budget and, including, without limitation, the Company shall make such materially consistent expenditures in respect to promotional, programming and engineering activities for the Station (and any employee expenditures related to such activities) for any period covered by the current operating budget of the Station;

               (o) The Company shall not make or change any material Tax election, amend any Tax Return, or take or omit to take any other action not in the ordinary course of business and consistent with past practice that would have the effect of increasing any Taxes of Purchaser or any of its Affiliates, or any Taxes of the Company.

               (p) The Company shall file all Tax Returns when due; provided, however, that the Company shall not file any material Tax Return without providing Purchaser with reasonable opportunity to review and consent to the filing of such Tax Return, which consent will not be unreasonably withheld; provided further, however, that the Company shall not be in breach of this
Section 9.3(p) if Purchaser has not consented to such filing by the fifth (5th) Business Day preceding the due date (including any extension periods) of such filing.

         9.4. H-S-R ACT. Each of Purchaser and Sellers shall, within ten Business Days following the date hereof, file duly completed and executed Pre-Merger Notification and Report Forms as required under the H-S-R Act and shall otherwise use their respective best efforts to comply promptly with any requests made by the Federal Trade Commission or the Department of Justice pursuant to the H-S-R Act or the regulations promulgated thereunder. All filing fees and other similar payments in connection with the H-S-R Act shall be split equally by Purchaser and the Company.

         9.5.  FCC APPLICATION.

               (a) Purchaser and Sellers jointly shall, within five Business Days following the date hereof, file (or cause to be filed) with the FCC the FCC Application; provided that the parties shall cooperate with each other in the preparation of the FCC Application and shall in good faith and with due diligence take all reasonable steps necessary to expedite the processing of the FCC Application and to secure such consents or approvals as expeditiously as practicable. If the Closing shall not have occurred for any reason within the initial effective periods of the granting of FCC approval of the FCC Application, and no party shall have terminated this Agreement under Section 14, the parties shall jointly request and use their respective best efforts to obtain one or more extensions of the effective periods of such grants. No party shall knowingly take, or fail to take, any action of which the intent or reasonably anticipated consequence would be to cause the FCC not to grant approval of the FCC Application.

                  (b) Sellers shall cause the Company to publish the notices required by the FCC Rules and Regulations relative to the filing of the FCC Application. Copies of all applications, documents and papers filed with the FCC after the date hereof and prior to the Closing, or filed after the Closing with respect to the transaction under this Agreement, by

Purchaser or Sellers shall be mailed to the other simultaneously with the filing of the same with the FCC or as soon as practicable thereafter. Each of Purchaser and the Company shall bear its own costs and expenses (including the fees and disbursements of its counsel) in connection with the preparation of the portion of the application to be prepared by it and in connection with the processing of that application. All filing and grant fees, if any, paid to the FCC, shall be split equally by Purchaser and the Company. None of the information contained in any filing made by Purchaser or Sellers with the FCC with respect to the transaction contemplated by this Agreement shall contain any untrue statement of a material fact.

         9.6. BOOKS AND RECORDS. Following the Closing, Purchaser shall permit each Seller (a) to have reasonable access to the books and records of Purchaser and those retained or maintained by the Company relating to the operation of the Business prior to the Closing or after the Closing to the extent related to transactions or events occurring prior to the Closing, and (b) to have reasonable access to employees of the Company and Purchaser to obtain information relating to such matters. Purchaser shall maintain such books and records for a period of three (3) years following the Closing.

         9.7. CONTRACTUAL OBLIGATIONS. At all times after Closing, Purchaser shall cause the Company to:

               (a) honor all of the Company's contractual obligations disclosed herein (including, without limitation, those under employment arrangements disclosed herein or in any Schedule hereto), in each case in accordance with their respective terms and conditions;

               (b) continue, for at least ninety (90) days after the Closing Date, the employment of each person who is employed by the Company immediately prior to Closing, in each case under terms and conditions of employment (including, without limitation, compensation and benefits as such are disclosed herein or in any Schedule hereto) that are not less favorable to such person than those existing immediately prior to Closing, provided, however, that nothing in this clause (b) shall require the continued employment of the Station's general manager or general sales manager, except to the extent of any such contractual obligations disclosed herein or in any Schedule hereto.

         9.8. CONTROL OF STATIONS. From the date hereof until the Closing Date, subject to the express provisions of this Agreement, Purchaser shall not directly or indirectly control, supervise or direct the operation of the Station.

         9.9. ASSUMPTION OF BROKERAGE AMOUNTS. At the Closing, Purchaser shall pay the brokerage fees and expenses due from the Company to Dain Bosworth Incorporated in accordance with the engagement letter dated November 12, 1996, executed by the Company as set forth on Schedule 9.9 hereto.

         9.10. INTERRUPTION OF BROADCAST TRANSMISSION.

               (a) In the event of any loss, damage or impairment, confiscation or condemnation of any of the assets of the Station prior to the completion of the Closing that materially interferes with the normal operation of the Station, the Company shall notify Purchaser of same in writing immediately, specifying with particularity the loss, damage or impairment, confiscation or condemnation incurred, the cause thereof, if known or reasonably ascertainable, and the insurance coverage. The Company shall apply the proceeds of any insurance policy, judgment or award with respect thereto and take such other commercially reasonable actions, as determined in its sole discretion, as are necessary to repair, replace or restore such assets of the Station to their prior condition as soon as possible after such loss, damages or impairment, confiscation or condemnation.

               (b) If before the Closing Date, due to damage or destruction of the assets of the Station, the regular broadcast transmission of the Station in the normal and usual manner is interrupted for a period of twelve (12) continuous hours or more, the Company shall give prompt written notice thereof to Purchaser. If on the Closing Date, due to damages or destruction of the assets of the Station the regular broadcast transmission of the Station in the normal and usual manner is interrupted such that the regular broadcast signal of such Station (including its effective radiated power) is diminished in any material respect, then (i) the Company shall immediately give written notice thereof to Purchaser; and (ii) either, and both of, the Sellers' Agent or Purchaser shall have the right, by giving prompt written notice to the other, to postpone the Closing Date for a period of up to ninety (90) days.

               (c) In the event the Station's normal and usual transmission has not been resumed by the Closing Date as postponed pursuant to section (b) above, either Purchaser or Sellers' Agent, may pursuant to Section 14.1(e), terminate this Agreement by written notice to the other party. Notwithstanding the foregoing, however, Purchaser may, at its option, proceed to close this Agreement and complete the restoration and replacement of any damaged assets of the Station after the Closing Date, in which event Sellers shall cause the Company to deliver or assign to Purchaser all insurance or other proceeds received in connection therewith to the extent such proceeds are received by or payable to the Company and have not therefore been used in or committed to the restoration or replacement of the assets but Sellers shall have no other liability or obligation to

Purchaser in connection therewith.

               (d) If before the Closing Date, due to damage or destruction of the assets the regular broadcast transmission of the Station in the normal and usual manner is interrupted for a period of seven (7) continuous days or more, Sellers shall give prompt written notice thereof (the "Interruption Notice") to Purchaser. Upon receipt of the Interruption Notice, Purchaser shall have the right, in its sole and absolute discretion, by giving prompt written notice thereof to Sellers within two (2) Business Days of the date of the Interruption Notice, to terminate this Agreement with the effect specified in Section 14.2(a) hereof.


                                   SECTION 10

                                 INDEMNIFICATION
                                 ---------------

         10.1. INDEMNIFICATION OF PURCHASER BY SELLERS.

               (a) Subject to Section 10.3 hereof, each Seller, severally but not jointly, shall indemnify and hold Purchaser harmless from and against any and all Losses, however incurred, which arise out of or result from any breach by such Seller of any representation or warranty of such Seller as to itself or himself, in Section 5.1 of this Agreement.

               (b) Subject to Section 10.3 hereof, Sellers shall jointly and severally indemnify and hold Purchaser harmless from and against any and all Losses, howsoever incurred, which arise out of or result from:

                   (i) any breach of any representation or warranty of Sellers set forth in Section 5.2 of this Agreement other than any representation or warranty of any Seller set forth in Section 5.1 of this Agreement; or

                   (ii) the material failure by Sellers to perform any covenant of Sellers contained herein; or

                   (iii) breaches of other agreements contemplated hereby.

         10.2. INDEMNIFICATION OF SELLERS BY PURCHASER. Subject to Section 10.3 hereof, Purchaser shall indemnify and hold Sellers harmless from and against any and all Losses, howsoever incurred, which arise out of or result from:

               (a) any breach by Purchaser of any representation or warranty of Purchaser set forth in Section 6 of this Agreement;

               (b) the material failure by Purchaser to perform any covenant of Purchaser contained herein; or

               (c) breaches of other agreements contemplated hereby.

         10.3.  LIMITATIONS  AND  OTHER  PROVISIONS  REGARDING   INDEMNIFICATION
OBLIGATIONS.

               (a) Notwithstanding the provisions of Section 10.1 hereof, Purchaser shall not be entitled to indemnification or to receive indemnification payments with respect to any Losses except if and to the extent that the aggregate amount of Losses incurred by Purchaser and its Affiliates to which it or they would otherwise be entitled to indemnification under Section 10.1 hereof, exceeds $50,000.00.

               (b) In determining the amount of any Losses for which indemnification is provided under this Agreement, such Losses shall be (i) net of any insurance recovery made by the indemnified party, (ii) reduced to take into account any net Tax benefit realized by the indemnified party arising from the deductibility of such Losses, and (iii) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt of indemnification payments hereunder. Any indemnification payment hereunder shall initially be made without regard to this paragraph and shall be reduced to reflect any net Tax benefit or increased to reflect any net Tax cost only after the indemnified party has actually realized such benefit or cost. For purposes of this Agreement, an indemnified party shall be deemed to have "actually realized" a net Tax benefit or net Tax cost to the extent that, and at such time as, the amount of Taxes payable by such indemnified party is (x) reduced below the amount of Taxes that such indemnified party would have been required to pay but for the deductibility of such Tax or Loss, and (y) increased above the amount of Taxes that such indemnified party would have been required to pay but for the receipt of such indemnification payments. The amount of any reduction hereunder shall be adjusted to reflect any final determination (which shall include the execution of Form 870-AD or successor form) with respect to the indemnified party's liability for Taxes. Any indemnity payments under this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes, unless a final determination with respect to the indemnified party or any of its affiliates causes any such payment not to be treated as an adjustment to the Purchase Price.

               (c) No claim for indemnification for Losses shall be made or available after the first anniversary of the Closing Date (except to the extent of any claims made on or before such first anniversary).

               (d) Indemnification pursuant to this Section 10 shall be the sole and exclusive remedy of each party hereto with respect to any Losses, notwithstanding that indemnification may not be available and shall be in lieu of any and all other rights and remedies after the Closing Date (whether asserted as claims for breach of contract, tort claims, actions in equity or otherwise.

               (e) The maximum aggregate liability of all Sellers (including, without limitation, all liability for indemnification under this Article 10) shall not exceed the amount held in the Indemnification Escrow, and Purchaser shall not (and shall have no right to) proceed against any Seller, other than the right to proceed against the Indemnification Escrow to the extent of Losses incurred by Purchaser for which Purchaser is entitled to indemnification hereunder.

               (f) The terms and conditions of Section 10.3(a) through (e) shall not be deemed to limit any rights or remedies Purchaser may have for any act or acts of fraud by Sellers or any Seller.

         10.4. NOTICE OF CLAIM /DEFENSE OF ACTION.

               (a) An indemnified party shall promptly give the indemnifying part(ies) notice of any matter which an indemnified party has determined has given or could give rise to a right of indemnification under this Agreement, stating the nature and, if known, the amount of the Losses, and method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right to indemnification is claimed or arises; provided that the failure of any party to give notice promptly as required in this Section 10.4 shall not relieve any indemnifying party of its indemnification obligations except to the extent that such failure materially prejudices the rights of such indemnifying party. The indemnified party shall give continuing notice promptly thereafter of all developments coming to the indemnified party's attention materially affecting any matter relating to any indemnification claims.

                  (b) Except as otherwise provided in Section 10.5, the obligations and liabilities of an indemnifying party under this Section 10 with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Section 10, shall be governed by and contingent upon the following additional terms and conditions:

                       (i) With respect to third party claims, promptly after receipt by an indemnified party of notice of the commencement of any action or the presentation or other assertion of any claim which could result in any indemnification claim pursuant to Section 10.1 or 10.2 hereof, such indemnified party shall give prompt notice thereof to the indemnifying part(ies) and the indemnifying part(ies) shall be entitled to participate therein or, to the extent that it shall wish, assume the defense thereof with its own counsel.

                       (ii) If the indemnifying part(ies) elects to assume the defense of any such action or claim, the indemnifying part(ies) shall not be liable to the indemnified party for any fees of other counsel or any other expenses, in each case incurred by such indemnified party in connection with the defense thereof.

                       (iii) The indemnifying part(ies) shall be authorized, without consent of the indemnified party being required, to settle or compromise any such action or claim, provided that such settlement or compromise includes an unconditional release of the indemnified party from all liability arising out of such action or claim.

                       (iv) Whether or not an indemnifying part(ies) elects to assume the defense of any action or claim, the indemnifying part(ies) shall not be liable for any compromise or settlement of any such action or claim effected without its consent, such consent not to be unreasonably withheld.

                       (v) The parties agree to cooperate to the fullest extent possible in connection with any claim for which indemnification is or may be sought under this Agreement, including, without limitation, making available all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably requested by the other party.

         10.5     TAX CONTESTS.

                  (a) If any party receives written notice from any Taxing Authority of any Tax Proceeding with respect to any Tax for which the other party is obligated to provide indemnification under this Agreement, such party shall give prompt written notice thereof to the other party; provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent that the failure to give such notice materially prejudices the indemnifying party.

                  (b) Sellers, acting through Sellers' Agent, shall have the right, at their own expense, to control and make all decisions with respect to any Tax Proceeding relating solely to Taxes of the Company for which Sellers are liable to indemnify Purchaser; provided, that Purchaser and counsel of its own choosing shall have the right, at Purchaser's own expense, to participate fully in all aspects of the prosecution or defense of such Tax Proceeding; and provided further that Sellers shall not settle any such Tax Proceeding without the prior written consent of Purchaser if such settlement could adversely affect the past, present or future Tax liability of Purchaser or any of its Affiliates, or any Tax liability of the Company for which Seller is not obligated to indemnify Purchaser.

                  (c) If Sellers do not exercise their right to assume control of or participate in any Tax Proceeding as provided under this Section 10.5, Purchaser may, without waiving any rights to indemnification hereunder, defend or settle the same in such manner as it may deem appropriate in its sole and absolute discretion.

                  (d) In the event that the provisions of this Section 10.5 and the provisions of Section 10.4 conflict or otherwise each apply by the terms, this Section 10.5 shall exclusively govern all matters concerning Taxes.


                                   SECTION 11

           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARTIES TO CLOSE

         11.1. CONDITIONS PRECEDENT TO THE OBLIGATION OF PURCHASER. The obligation of Purchaser to consummate the Closing is subject to the fulfillment or waiver, on or prior to the Closing Date, of each of the following conditions precedent:

               (a) Sellers shall have complied in all material respects with their agreements and covenants contained herein to be performed at or prior to the Closing, and the representations and warranties of Sellers contained herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except that representations and warranties that were made as of a specified date shall continue on the Closing Date to have been true as of the specified date, and Purchaser shall have received a certificate from Sellers' Agent, dated as of the Closing Date and signed by Sellers' Agent, certifying as to the fulfillment of the conditions set forth in this Section 11.1(a) ("Sellers' Bring-Down Certificate").

               (b) No statute, rule or regulation, or order of any court or administrative agency shall be in effect which restrains or prohibits Purchaser from consummating the transactions contemplated hereby and no action or proceeding shall be pending wherein an unfavorable ruling would affect any right to own the Stock or the assets of the Station.

               (c) All applicable waiting periods under the H-S-R Act shall have expired or been terminated.

               (d) All consents and/or agreements identified on Schedule 5.2p shall have been received.

               (e) The Final Order approving the applications for transfer of control of the FCC Licenses and the approval of the Company's application for renewal of the FCC Licenses shall have been obtained. All the material conditions contained in the Final Order required to be satisfied on or prior to the Closing Date shall have been duly satisfied and performed. Notwithstanding the foregoing, if the consent of the FCC is conditional or qualified in any manner that has a material adverse effect on Purchaser, Purchaser may, nevertheless, in its sole discretion, require the consummation of the transactions contemplated by this Agreement, but shall not be required to do so; provided, however, that if the consent of the FCC includes a condition to the effect that Closing cannot occur until after grant of the application for renewal of the FCC Licenses, such condition will not be deemed to have a material adverse effect on Purchaser.

               (f) Sellers shall have delivered to Purchaser at the Closing each document required by Section 12.1 hereof.

               (g) The Company shall have delivered to Purchaser a written statement by a duly authorized officer of Richfield Bank & Trust Co. that the Existing Debt of the Company does not exceed $2,500,000.00 on the Closing Date.

               (h) Since the date of this Agreement through the Closing Date, there shall not have been any Material Adverse Effect to the business, operations, properties, assets, or condition of the Company, and no event shall have occurred or circumstance exist that would reasonably be expected to result in such a Material Adverse Effect.

               (i) Purchaser shall have received from the Company a properly executed statement in the form set forth in Schedule 11.1(i), together with evidence that the Company has complied with the notice requirements of Section 1.897-2(h)2 of the Treasury regulations.

               (j) Sellers shall have taken the actions and delivered the payments, statements and opinions required by Section 8.5.

         11.2. CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLERS. The obligation of Sellers to consummate the Closing is subject to the fulfillment or waiver, on or prior to the Closing Date, of each of the following conditions precedent:

               (a) Purchaser shall have complied in all material respects with its agreements and covenants contained herein to be performed at or prior to the Closing, and the representations and warranties of Purchaser contained herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except that representations and warranties that were made as of a specified date shall continue on the Closing Date to have been true as of the specified date, and Seller shall have received a certificate of Purchaser, dated as of the Closing Date and signed by an officer of Purchaser, certifying as to the fulfillment of the condition set forth in this Section 11.2(a) ("Purchaser's Bring-Down Certificate").

               (b) No statute, rule or regulation or order of any court or administrative agency shall be in effect which restrains or prohibits Sellers from consummating the transactions contemplated hereby.

               (c) All applicable waiting periods under the H-S-R Act shall have expired or been terminated.

               (d) The issuance by the FCC of a Final Order approving the applications for transfer of control of the FCC Licenses contemplated by this Agreement shall have occurred. There shall have been duly satisfied and performed on or prior to the Closing Date all the material conditions contained in the Final Order required to be so satisfied; provided, however, that Purchaser, in its sole discretion, may waive the necessity of a "Final Grant" by the FCC and close following an "Initial Grant".

               (e) Purchaser shall have delivered to Sellers at the Closing the Purchase Price and each document required by Section 12.2 hereof.

                                   SECTION 12

                            DELIVERIES AT THE CLOSING
                            -------------------------

         12.1. DELIVERIES BY SELLERS. At the Closing, Sellers will deliver or cause to be delivered to Purchaser:

                (a) Sellers' Bring-Down Certificate;

                (b) the legal opinions of Faegre & Benson LLP, counsel to Sellers, and Wiley Rein & Fielding, FCC counsel to the Company, substantially in the form attached as Exhibit C hereto;

                (c) stock certificates evidencing the Stock, together with stock powers, dated as of the Closing Date and executed by the respective Sellers, transferring the Stock to Purchaser;

                (d) the original corporate minute books, stock registry and seal of the Company (to the extent available);

                (e) a certificate as to the existence and good standing of the Company issued by the Secretary of State of the State of Minnesota dated shortly before the Closing Date confirmed as of the Closing Date;

                (f) receipt for Purchase Price;

                (g) resignations of each of the officers and directors of the Company, effective as of the Closing Date;

                (h) the statement required by Section 11.1(i);

                (i) a copy of any instrument evidencing any consents received, including, but not limited to, estoppel certificates from the Company's landlord with respect to the Real Property;

                (j) the Indemnification Escrow Agreement, duly executed by Sellers or Sellers' Agent;

                (k) the statement required by Section 8.5(b)(iii);

                (l) the opinion of counsel or certified public accountants required by Section 8.5(b)(iv); and

                (m) such other documents as Purchaser shall reasonably request.

         12.2. DELIVERIES BY PURCHASER. Purchaser will deliver or cause to be delivered at the Closing to Sellers' Agent or the Indemnification Escrow Agent, as the case may be:

                (a) Purchaser's Bring-Down Certificate;

                (b) a legal opinion of Thomas & Libowitz, P.A., counsel to Purchaser, substantially in the form attached as Exhibit D hereto;

                (c) the  Purchase  Price as  required  pursuant  to Section  3.1 hereof;

                (d) the Indemnification Escrow Agreement, duly executed by Purchaser;

                (e) certificates as to the existence and good standing of the Purchaser issued by the Maryland Department of Assessments and Taxation of the State of Maryland and the Secretary of State of Minnesota as to the Purchaser's qualification as a foreign corporation dated shortly before the Closing Date and confirmed as of the Closing Date; and

                (f)  such  other  documents   Sellers'  Agent  shall  reasonably
request.


                                   SECTION 13

                                    EXPENSES
                                    --------

         Except as provided in Sections 9.4, 9.5 and 9.9, each party will pay its own fees, expenses, and disbursements and those of its counsel in connection with the subject matter of this Agreement (including the negotiations with respect hereto and the preparation of any documents) and all other costs and expenses incurred by it in the performance and compliance with all conditions and obligations to be performed by it pursuant to this Agreement or as contemplated hereby. The parties acknowledge and agree that (a) the Company has incurred expenses in connection with considering, evaluating, preparing and negotiating this Agreement and related documents and transactions (including, without limitation, fees and expenses of accountants, legal counsel and other professional advisors), (b) the Company will continue to incur and pay such
reasonable   expenses  in  connection
with completing this Agreement and transactions and documents contemplated hereby, and (c) the Company's doing so does not violate any representation, warranty or other obligation of the Company hereunder.


                                   SECTION 14

                                   TERMINATION
                                   -----------

         14.1 TERMINATION. This Agreement may be terminated:

              (a) at any time by mutual written consent of Purchaser and Sellers;

              (b) by either Purchaser or Sellers, if the terminating party is not in default or breach in any material respect of its or their obligations under this Agreement, if the Closing hereunder has not taken place on or before twelve (12) calendar months from the date hereof, except where Closing has been postponed pursuant to the provisions of 9.10, in which case the applicable date shall be upon the expiration of the ninety (90) period referred to in Section 9.10;

              (c) by Sellers, if Sellers are not in default or breach in any material respect of its obligations under this Agreement, if all of the conditions in Section 11.2 have not been satisfied or waived by the date scheduled for the Closing (as such date may be postponed pursuant to Section 9.10);

              (d) by Purchaser, if Purchaser is not in default or breach in any material respect of its obligations under this Agreement, if all of the conditions in Section 11.1 have not been satisfied or waived by the date scheduled for the Closing (as such date may be postponed pursuant to Section 9.10);

              (e) by Purchaser or Sellers, pursuant to Section 9.10.

         14.2 PROCEDURE AND EFFECT OF TERMINATION.

              (a) In the event of termination of this Agreement by either or both Purchaser and/or Sellers pursuant to Sections 9.10 or 14.1 hereof, prompt written notice thereof shall forthwith be given to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any of the parties hereto, but subject to and without limiting any other rights of the parties specified herein in the event a party is in default or breach in any material respect of its obligations under this Agreement. If this Agreement is terminated as provided herein, all filings, applications and other submissions relating to the transactions contemplated hereby as to which termination has occurred shall, to the extent practicable, be withdrawn from the agency or other Person to which such filing is made.

              (b) If this Agreement is terminated pursuant to Sections 14.1(b), 14.1(d), or 14.1(e), the payment made by Purchaser pursuant to Section 3.1(1) shall be returned to Purchaser. In recognition of the unique character of the property to be sold hereunder, and the damages which Purchaser will suffer in the event of a termination of this Agreement caused by a breach by Sellers, Purchaser shall have the right to pursue all remedies available hereunder at law or in equity, including, without limitation, the right to seek specific performance and/or monetary damages. Sellers hereby waive any defense that Purchaser has an adequate remedy at law for such breach of this Agreement by Sellers.

              (c) If this Agreement is terminated pursuant to Section 14.1(c) and Purchaser shall be in breach in any material respect of its representations, warranties, covenants, agreements, or obligations set forth in this Agreement, then and in that event, Sellers shall have the right to retain the amount delivered by Purchaser pursuant to Section 3.1(1) as liquidated damages, and as the sole and exclusive remedy of Sellers as a consequence of Purchaser's default (which aggregate amount the parties agree is a reasonable estimate of the damages that will be suffered by Sellers as a result of the default by Purchaser and does not constitute a penalty), the parties hereby acknowledging the inconvenience and nonfeasability of otherwise obtaining an adequate remedy.

              (d) If this Agreement is terminated pursuant to Section 14.1(a), the payment made by Purchaser pursuant to Section 3.1(1) shall be returned to Purchaser.

              (e) In the event of a default by either party that results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses, whether incurred in arbitration, at trial, or on appeal.


                                   SECTION 15

                                     NOTICES
                                     -------

         All notices, requests, consents, payments, demands, and other communications required or contemplated under this Agreement shall be in writing and (a) personally delivered or sent via telecopy (receipt confirmed and followed promptly by delivery of the original), or (b) sent by Federal Express or other reputable overnight delivery service (for next Business Day delivery), shipping prepaid, as follows:

                  If to Purchaser to:

                  Mr. David Smith
                  President
                  Sinclair Communications, Inc.
                  2000 West 41st Street
                  Baltimore, MD 21211-1420
                  Telephone:        (410) 467-5005
                  Fax:              (410) 467-5043

                  With a copy to:

                  Sinclair Communications, Inc.
                  2000 W. 41st Street
                  Baltimore, MD 21211-1420
                  Attention:  General Counsel
                  Telephone: (410) 662-6422
                  Fax:     410-662-4707

                  If to Sellers to:

                  Ms. Linda Rios Brook
                  Sellers' Agent
                  Lakeland Group Television, Inc.
                  1640 Como Avenue
                  Saint Paul, Minnesota 55108
                  Telephone:        (612) 646-2300
                  Fax:     (612) 646-4296
                  with a copy to:

                  Faegre & Benson LLP
                  2200 Norwest Center
                  90 South Seventh Street
                  Minneapolis, MN 55402-3901
                  Attn:  William R. Busch, Jr.
                  Telephone:  (612) 336-3178
                  Fax:  (612) 336-3026

or to such other Persons or addresses as any Person may request by notice given as aforesaid. Notices shall be deemed given and received at the time of personal delivery or completed telecopying, or, if sent by Federal Express or such other overnight delivery service one Business Day after such sending.

                                   SECTION 16

                                 SELLERS' AGENT
                                 --------------

         16.1. SELLERS' AGENT. Each of the Sellers hereby irrevocably appoints Linda Rios Brook (herein called the "Sellers' Agent"), or any successor Sellers' Agent appointed in accordance with this Section 16.1 as his, her or its agent and attorney-in-fact to take any action required or permitted to be taken by such Seller under the terms of this Agreement, including, without limiting the generality of the foregoing, the payment of expenses relating to the transactions contemplated by the Agreement, and the right to waive, modify or amend any of the terms of this Agreement in any respect, whether or not material, and agrees to be bound by any and all actions taken by the Sellers' Agent on his or its behalf. In the event of the death or incapacity of Sellers' Agent, such person shall be replaced by Miles J. Kennedy (automatically and without any action by any Seller) who shall continue in that capacity. If at any time, neither of the persons named above is serving as Sellers' Agent, then Sellers' Agent shall be such person as may be named as such in a notice to Purchaser, executed by Sellers holding (or, if such time is after Closing, formerly holding) more than 50% of all shares of Stock listed on Annex 2. The Sellers agree jointly and severally to indemnify the Sellers' Agent from and against and in respect of any and all liabilities, damages, claims, costs, and expenses, including, but not limited to attorneys' fees, arising out of or due to any action as the Sellers' Agent and any and all actions, proceedings, demands, assessments, or judgments, costs, and expenses incidental thereto, except to the extent that the same result from bad faith or gross negligence on the part of the Sellers' Agent. Purchaser shall be entitled to rely exclusively upon any communications given by the Sellers' Agent on behalf of any Seller, and shall not be liable for any action taken or not taken in reliance upon any such communications from the Sellers' Agent. Purchaser shall be entitled to disregard any notices or communications given or made by Sellers unless given or made through the Sellers' Agent.


                                   SECTION 17

                                  MISCELLANEOUS
                                  -------------

         17.1. HEADINGS. The headings contained in this Agreement (including, but not limited to, the titles of the Schedules and Exhibits hereto) have been inserted for the convenience of reference only, and neither such headings nor the placement of any term hereof under any particular heading shall in any way restrict or modify any of the terms or provisions hereof. Terms used in the singular shall be read in the plural, and vice versa, and terms used in the masculine gender shall be read in the feminine or neuter gender when the context so requires.

         17.2. SCHEDULES AND EXHIBITS. All Schedules, Annexes and Exhibits attached to this Agreement constitute an integral part of this Agreement as if fully rewritten herein.

         17.3. EXECUTION IN COUNTERPARTS.  This Agreement may be executed in two
(2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         17.4.  ENTIRE  AGREEMENT.  This  Agreement,  the  Annexes,   Schedules,
Exhibits,   and  other  documents  to  be  delivered  hereunder  and  thereunder constitute the entire understanding and agreement between the parties hereto concerning the subject matter hereof. All negotiations and writings between the parties hereto are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto between the parties other than those incorporated herein or to be delivered hereunder.

         17.5. GOVERNING LAW. This Agreement is to be delivered in and should be construed in accordance with and governed by the laws of the State of Maryland without giving effect to conflict of laws principles.

         17.6. MODIFICATION. This Agreement cannot be modified or amended except in writing signed by each of the Purchaser and Sellers' Agent.

         17.7. SUCCESSORS AND ASSIGNS. Neither this Agreement nor any of the rights and obligations hereunder shall be assigned, delegated, sold, transferred, sublicensed, or otherwise disposed of by operation of law or otherwise, without the prior written consent of each of the other parties hereto; provided, however, that Purchaser may assign its rights and obligations hereunder to one or more subsidiaries so long as Purchaser is not relieved of its obligations hereunder. In the event of such permitted assignment or other transfer, all of the rights, obligations, liabilities, and other terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against, the respective successors and assigns of the parties hereto, whether so expressed or not.

         17.8. WAIVER. Any waiver of any provision hereof (or in any related document or instrument) shall not be effective unless made expressly and in a writing executed in the name of the party sought to be charged. The failure of any party to insist, in any one or more instances, on performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant, or condition, but the obligations of the parties with respect hereto shall continue in full force and effect.

         17.9. SEVERABILITY. The provisions of this Agreement shall be deemed severable, and if any part of any provision is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, such provision may be changed, consistent with the intent of the parties hereto, to the extent reasonably necessary to make the provision, as so changed, legal, valid, binding, and enforceable. If any provision of this Agreement is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, and if such provision cannot be changed consistent with the intent of the parties hereto to make it fully legal, valid, binding and enforceable, then such provisions shall be stricken from this Agreement, and the remaining provisions of this Agreement shall not in any way be affected or impaired, but shall remain in full force and effect.

         17.10. ANNOUNCEMENTS. From the date of this Agreement, all public announcements relating to this Agreement or the transactions contemplated hereby will be made only as agreed upon jointly by the parties hereto, except that nothing herein shall prevent any Seller or any Affiliate thereof or Purchaser from making any disclosure in connection with the transactions contemplated by this Agreement if (and to the extent) required by applicable law as a result of its, or its Affiliate's, being a public company, provided that prior notice of such disclosure is given to the other party hereto.

         17.11. SPECIFIC PERFORMANCE. Sellers acknowledge that Purchaser will have no adequate remedy at law if Sellers fail to perform their obligation to consummate the sale of Stock contemplated under this Agreement. In such event, Purchaser shall have the right, in addition to any other rights or remedies it may have, to specific performance of this Agreement.

         17.12  BULK  TRANSFERS.  Purchaser  hereby  waives  compliance  for the
provisions   of  any   applicable   bulk   transfer  laws  subject  to  Sellers'
indemnification as a result of such failure to comply.

         17.13 THIRD PARTY BENEFICIARIES. Nothing expressed or referred to in this Agreement shall be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         17.14 INTERPRETATION. The Purchaser and Sellers acknowledge and agree that the preparation and drafting of this Agreement and the Exhibits, Annexes and Schedules hereto are the result of the efforts of all parties to this Agreement and every covenant, term, and provision of this Agreement shall be construed according to its fair meaning and shall not be construed against any particular party as the drafter of such covenant, term, and/or provision.





                           [SIGNATURE PAGE TO FOLLOW -
                         PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.

PURCHASER:                                           SELLERS:

SINCLAIR COMMUNICATIONS,
 INC.


By:
         ---------------------------------     ---------------------------------
Title:
         ---------------------------------

                                     ANNEX 1

                                   DEFINITIONS

         As used in the attached Stock Purchase Agreement, the following terms shall have the corresponding meaning set forth below:

         1. "Accounts Receivable" has the meaning given in Section 5.2t.

         2. Affiliate" of, or a Person "Affiliated" with, a specified Person, means a Person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

         3. "Agreement" has the meaning set forth in the preamble to the attached Stock Purchase Agreement.

         4. "Benefit  Arrangement"  shall mean any legally  enforceable  benefit arrangement, obligation, custom, or practice to provide benefits (other than regular cash compensation for services rendered) to present or former directors, employees, or independent contractors, other than any obligation, arrangement, custom or practice that is a Benefit Plan, including without limitation, employment agreements, severance agreements, executive compensation arrangements, including but not limited to stock options, restricted stock rights and performance unit awards, incentive programs or arrangements, sick leave, vacation pay, severance pay policies, plant closing benefits, salary continuation for disability, workers' compensation, retirement, deferred compensation, bonus, stock purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, employee discounts, employee loans, employee banking privileges, any plans subject to Section 125 of the Code, and any plans providing benefits or payments in the event of a change of control, change in ownership, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees or directors.

         5. "Benefit Plan" shall have the meaning given in Section 3(3) of ERISA.

         6. "Business" means the business of owning and operating the Station.

         7. "Business Day" means any day on which banks in New York City are open for business.

         8. "CERCLA" has the meaning set forth in Section 5.2q of the Agreement.

         9. "Closing" has the meaning set forth in Section 4 of the Agreement.

         10. "Closing Date" has the meaning set forth in Section 4 of the Agreement.

         11. "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

         12. "Company" has the meaning set forth in the recitals to the Agreement.

         13. "Company Benefit Arrangement" shall mean any Benefit Arrangement sponsored or maintained by the Company or with respect to which the Company has any liability (whether actual, contingent, with respect to any of its assets or otherwise) as of the Closing Date, in each case with respect to any present or former directors or employees of the Company.

         14. "Company's Knowledge" means the actual knowledge (without any requirement of inquiry) of any Seller who is not an officer, employee or director of the Company or the actual knowledge, after due inquiry, of any Person who is an officer or director (including any benefit manager whether or not an officer) of the Company on the date of the Agreement or any other individuals responsible for the day-to-day operations of the Stations.

         15. "Company Plan" shall mean, as of the Closing Date, any Benefit Plan for which the Company is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) or any Benefit Plan maintained by the Company or to which the Company is obligated to make payments, in each case with respect to any present or former employees of the Company.

         16. "Compensatory Share" has the meaning set forth in Section 8.5 of the Agreement.

         17. "Consents" means the consents, permits, or approvals of government authorities and other third parties necessary to lawfully and validly transfer the Stock to Purchaser to maintain the validity and effectiveness (without any material default or violation of the terms thereof) of any Material Contract and any licenses (including, without limitation, the FCC Licenses) to be transferred to Purchaser, or otherwise to consummate the transactions contemplated by this Agreement.

         18. "Deposit Escrow Agreement" has the meaning set forth in Section 3.1 of the Agreement.


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

         19. "Enforceability Limits" has the meaning set forth in Section 5.1.

         20. "Environment" means any surface or subsurface physical medium or natural resource, including air, land, soil (surface or subsurface), surface waters, ground waters, wetlands, stream and river sediments, rock and biota.

         21. "Environmental Laws" means any federal, state, or local law, legislation, rule, regulation, ordinance or code of the United States or any subdivision thereof relating to the injury to, or the pollution or protection of the Environment.

         22. "Environmental Liability" means any loss, liability, damage, cost or expense arising under any Environmental Law.

         23. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         24. "ERISA Affiliate" shall mean any Person that together with the Company would be or was at any time treated as a single employer under Section 414 of the Code or Section 4001 of ERISA and any general partnership of which the Company is or has been a general partner.

         25. "Existing Debt" means the principal amount of all indebtedness of the Company for borrowed money or the deferred purchase price of any property, plus the amount required to be recorded as a liability on the financial statements of the Company in accordance with GAAP with respect to any capital lease.

         26. "FCC" has the meaning set forth in the recitals to the Agreement.

         27. "FCC Application" has the meaning set forth in Section 5.2p of the Agreement.

         28. "FCC Licenses" has the meaning set forth in the Recitals of the Agreement.

         29. "FCC Rules and Regulations" has the meaning set forth in Section 5.2g of the Agreement.


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



         30. "Final Order" means action by the FCC as to which no further steps (including those of appeal or certiorari) can be taken in any action or proceeding to review, modify or set the determination aside, whether under
Section 402 or 405 of the Communications Act, or otherwise.

         31. "Financial Statements" means the consolidated balance sheet of the Company as of July 31, 1997 and the consolidated income statement and statement of changes in financial condition for the calendar year 1996.

         32. "GAAP" means generally accepted accounting principles, consistently applied.

         33. "Hazardous Substances" means petroleum, petroleum products, petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead based paint, urea formaldehyde, asbestos or any materials containing asbestos, and any materials or substances regulated or defined as or included in the definition of "hazardous substances, "hazardous materials," "hazardous constituents," "toxic substances," "pollutants, "pollutants," "contaminants" under any Environmental Laws.

         34. "H-S-R Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         35. "Initial Grant" means the date of the publication of the FCC "Public Notice" announcing the grant of the "Assignment Applications" for the FCC License to be transferred hereunder which contain no conditions materially adverse to Purchaser. The term "Public Notice" and "Assignment Applications" have the same meaning herein as are generally given the same under existing FCC rules, regulation and procedures.

         36. "Intellectual Property" means the trademarks, trademark registrations and applications therefor, service marks, service mark registrations and applications therefor, copyright registrations and applications therefor and trade names that are (i) owned by the Company and (ii) material to the continued operation of the Business.

         37. "IRS" means the Internal Revenue Service.

         38.  "Indemnification  Escrow  Agreement"  has the meaning set forth in
Section 3.1 of the Agreement.

         39. "Indemnification Escrow" has the meaning set forth in Section 3.1 of the Agreement.

         40. "Losses" means any loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys' fees and expenses) determined in each case on an after-tax, after-insurance coverage basis in accordance with Section 10.3(b) hereof.

         41. "Material Adverse Effect" shall mean a material adverse effect on the business, business prospects or financial condition of the Company taken as a whole.

         42. "Material Contract" means all agreements to which the Company is a party or by or to which it or its assets or properties are bound, except: (i) agreements for the cash sale of advertising time with a term of less than six months, (ii) agreements cancelable on no more than 90 days' notice without material penalty, or (iii) agreements which are otherwise immaterial to the Business and the Station.

         43. "Permitted Exceptions" means matters that (i) do not render title to the Real Property unmarketable or (ii) do not prohibit the continued existence and/or continued use (as presently used) or maintenance of the buildings, structures or improvements presently located on the Real Property. Notwithstanding the foregoing, any matter shown on Schedule 5.2d shall be considered a Permitted Exception.

         44. "Person" means a natural person, a governmental entity, agency or representative (at any level of government), a corporation, partnership, joint venture or other entity or association, as the context requires.

         45. "Purchase Price has the meaning set forth in Section 3.1 of the Agreement.

         46. "Purchaser" has the meaning set forth in the preamble to the Agreement.

         47. "Purchaser's  Bring-Down  Certificate" has the meaning set forth in
Section 11. 2 (a) of the Agreement.

         48. "Purchaser's Knowledge" means the actual knowledge, after due inquiry, of the officers of Purchaser.

         49. "Qualified Plan" shall mean any Company Plan that meets or purports to meet the requirements of Section 401(a) of the Code.

         50. "Real Property" means any real property leased by the Company.

         51. "Sellers" has the meaning set forth in the preamble to the Agreement.

         52.  "Sellers'  Bring-Down  Certificate"  has the  meaning set forth in
Section 11.1(a) of this Agreement.

         53. "Station" has the meaning set forth in the recitals to the Agreement.

         54. "Stock" has the meaning set forth in the recitals to the Agreement.

         55. "Tax" or "Taxes" means all taxes, including, but not limited to, income (whether net or gross), excise, property, sales, transfer, gains, gross receipts, occupation, privilege, payroll, wage, unemployment, workers' compensation, social security, occupation, use, value added, franchise, license, severance, stamp, premium, windfall profits, environmental (including taxes under Code Sec. 59A), capital stock, withholding, disability, registration, alternative or add-on minimum, estimated or other tax of any kind whatsoever (whether disputed or not) imposed by any Tax Authority, including any related charges, fees, interest, penalties, additions to tax or other assessments.

         56. "Tax Authority" means any federal, national, foreign, state, municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body or other authority exercising any taxing or tax regulatory authority.

         57. "Tax Liability" means any liability for a Tax.

         58. "Taxable Period" means any taxable year or any other period that is treated as a taxable year with respect to which any Tax may be imposed under any applicable statute, rule or regulation.

         59. "Tax Proceeding" means any audit, examination, claim or other administrative or judicial proceeding involving Taxes.

         60.  "Tax  Returns"  means  all  returns,  reports,  forms,  estimates, information returns and statements (including any related or supporting information) filed or to be filed with any Tax Authority in connection with the determination, assessment, collection or administration of any Taxes.

         61. "Unexercised Option" has the meaning set forth in Section 8.5 of the Agreement.


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